Exhibit 1.1

$400,000,000

PLAINS EXPLORATION & PRODUCTION COMPANY

8.625% Senior Notes due 2019

UNDERWRITING AGREEMENT

September 8, 2009

J.P. Morgan Securities Inc.

Banc of America Securities LLC

Barclays Capital Inc.

BMO Capital Markets Corp.

Morgan Stanley & Co. Incorporated

as Representatives of the several Underwriters

named in Schedule I hereto

c/o J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Dear Ladies and Gentlemen:

Plains Exploration & Production Company, a Delaware corporation (the “Company”), proposes, upon the terms and considerations set forth herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”), for whom J.P. Morgan Securities Inc. (“JPMorgan”), Banc of America Securities LLC, Barclays Capital Inc., BMO Capital Markets Corp. and Morgan Stanley & Co. Incorporated are acting as the representatives (the “Representatives”), $400,000,000 in aggregate principal amount of its 8.625% Senior Notes due 2019 (the “Notes”). The Company’s obligations under the Notes, including the payment of principal, premium, if any, and interest with respect to the Notes, will be unconditionally guaranteed (the “Guarantees”) by Arguello Inc., a Delaware corporation, Latigo Petroleum, Inc., a Delaware corporation, Plains Acquisition Corporation, a Delaware corporation, Plains Resources Inc., a Delaware corporation, Pogo Partners, Inc., a Texas corporation, Pogo Producing Company LLC, a Delaware limited liability company, PXP Aircraft LLC, a Delaware limited liability company, PXP Gulf Coast LLC, a Delaware limited liability company, PXP Louisiana L.L.C., a Delaware limited liability company, and PXP Louisiana Operations LLC, a Delaware limited liability company (collectively, the “Guarantors”). The Notes and the Guarantees are hereinafter collectively called the “Securities.” The Securities (i) will have terms and provisions which are summarized in the Prospectus Supplement (as defined below) dated as of the date hereof and (ii) are to be issued pursuant to an Indenture dated as of March 13, 2007 (the “Base Indenture”), by and between the Company and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as supplemented and amended by the Tenth Supplemental Indenture thereto to be dated as of September 11, 2009 (the “Supplemental Indenture”), by and among the

Company, the Guarantors and the Trustee (relating to the Notes). The Base Indenture, as supplemented and amended by the Supplemental Indenture, is referred to herein as the “Indenture.”

This agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Securities from the Company by the Underwriters.

1. Representations, Warranties and Agreements of the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, represents, warrants and agrees that:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) (i) an “automatic shelf registration statement” (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)) on Form S-3 (File No. 333-141110) (the “Initial Registration Statement”), including a prospectus, relating to, among other securities, the Securities and the offering thereof from time to time in accordance with Rule 415 under the rules and regulations of the Commission under the Securities Act (the “Rules and Regulations”), (ii) Post-Effective Amendment No. 1 thereto, (iii) Post-Effective Amendment No. 2 thereto, and (iv) Post-Effective Amendment No. 3 thereto. Each of the Initial Registration Statement, Post-Effective Amendment No. 1 thereto, Post-Effective Amendment No. 2 thereto, and Post Effective Amendment No. 3 thereto has become effective upon filing with the Commission under the Securities Act. The Company has furnished to the Underwriters, for use by the Underwriters and by dealers, copies of a preliminary prospectus supplement to the base prospectus included in the Initial Registration Statement relating to the Securities (together with such base prospectus, the “Preliminary Prospectus”). As provided in Section 5(a), a final prospectus supplement reflecting the terms of the offering of the Securities and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the Rules and Regulations. Such final prospectus supplement, in the form first filed pursuant to Rule 424 under the Rules and Regulations and furnished by the Company for use by the Underwriters and by dealers in connection with the offering of the Securities, is herein referred to as the “Prospectus Supplement.” The Initial Registration Statement, as amended at the Effective Time (including without limitation by Post-Effective Amendment No. 1 thereto, Post-Effective Amendment No. 2 thereto, and Post Effective Amendment No. 3 thereto), including the exhibits thereto and the documents incorporated by reference therein, is herein called the “Registration Statement.” The Prospectus Supplement, together with the base prospectus relating to all offerings of securities under the Registration Statement, is hereinafter called the “Prospectus,” in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference therein. As used herein, “Issuer Free Writing Prospectus” means the documents listed on Annex 1 hereto, including the final term sheet prepared pursuant to Section 5(a)(i) hereof and attached to this Agreement as Annex 2 (the “Final Term Sheet”), and each “road show” (as defined in Rule 433 under the Rules and Regulations), if any, related to the offering of the Securities that is a “written communication” (as defined in Rule 405 under the Rules and Regulations), and each such road show is referred to herein as a “Road Show.” As used herein, “Pricing Disclosure Package” means the Preliminary Prospectus included in the Registration Statement immediately prior to the Applicable Time and each Issuer Free Writing Prospectus (other than a Road Show), if any, issued at or prior to the Applicable Time. As used herein, “Effective Time” means the date and the time as of which the Initial Registration Statement, or the most recent post-effective amendment thereto, if any, became effective, or the most recent deemed amendment was filed with the Commission, including any deemed amendment under Rule 430B under the Rules and Regulations. “Effective Date” means the date of the Effective Time. Any reference to any deemed amendment to the Registration Statement shall refer to and include any filing of an annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement as well as the other documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Rules and Regulations. Reference made herein to any Preliminary Prospectus or Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Rules and Regulations, as of the date of such Preliminary Prospectus or Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or Prospectus shall be deemed to refer to and include such Preliminary Prospectus or Prospectus as amended or supplemented in relation to the Securities (including any final prospectus supplement relating to the Securities) together with any document filed under the Exchange Act after the date of such Preliminary Prospectus or Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement; and any reference to the “Prospectus as amended or supplemented” shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Securities (including any final prospectus supplement relating to the Securities) in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Rules and Regulations in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus.

(b) The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405 under the Rules and Regulations) eligible to use Form S-3 for the offering of the Securities, including not having been an “ineligible issuer” (as defined in Rule 405 under the Rules and Regulations) at any such time or date. No notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and, to the Company’s knowledge, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission.

(c) Both before and after giving effect to the consummation of the transactions contemplated hereby, neither the Company nor any Guarantor is or will be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the rules and regulations of the Commission thereunder.

(d) The Registration Statement conformed and will conform on the Effective Date and on the Closing Date (as defined in Section 4), and any amendment to the Registration Statement filed after the date hereof will conform when filed, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, when filed with the Commission pursuant to Rule 424(b) under the Rules and Regulations and on the Closing Date, to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(e) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(e).

(f) The Prospectus will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(e).

(g) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) The Pricing Disclosure Package did not, as of the time when sales of the Securities were first made on the date of this Agreement (the “Applicable Time”), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(e).

(i) No Issuer Free Writing Prospectus included, and on the Closing Date no Issuer Free Writing Prospectus will include, any information that conflicts with the information in the Registration Statement or the Preliminary Prospectus and no Issuer Free Writing Prospectus, when considered together with the Preliminary Prospectus as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any requirements of Rule 433 under the Rules and Regulations with respect to each such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus (other than the Final Term Sheet and any Road Show) without the prior written consent of the Representatives. Any Issuer Free Writing Prospectus other than any Road Show, the use of which has been consented to by the Representatives, is listed on Annex 1 hereto. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(k) Each of the Company and its subsidiaries has been duly organized and is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the general affairs, management, business, stockholders’ equity, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”), and has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Annex 3 hereto. None of the subsidiaries of the Company (other than those identified as such on Annex 3) is a “significant subsidiary” (as defined in Rule 405 under the Rules and Regulations).

(l) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid and non-assessable. All of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and (except with respect to limited liability company interests, limited partnership interests and general partnership interests, to the extent provided by applicable law) non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than liens arising under the Senior Credit Facility); and none of the outstanding shares of capital stock or other equity interests of the Company or any of its subsidiaries was issued in violation of the preemptive rights or similar rights of any security holder of the Company or any of its subsidiaries, respectively.

(m) The Base Indenture has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforceability of the Company’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Supplemental Indenture has been duly and validly authorized by the Company and the Guarantors, and upon its execution and delivery and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute the valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except that the enforceability of the Company’s and the Guarantors’ obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Base Indenture is duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Indenture conforms with the requirements of the Trust Indenture Act and the rules and regulations thereunder and conforms, or will conform, to the description thereof in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(n) The Notes have been duly and validly authorized by the Company and when duly executed by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Notes by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, free of any preemptive or similar rights to subscribe to or purchase the same arising by operation of law or under the charter or bylaws of the Company or otherwise, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except that the enforceability of the Company’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company has all requisite corporate power and authority to issue, sell and deliver the Notes in accordance with and upon the terms and conditions set forth in this Agreement and in the Registration Statement, the Preliminary Prospectus and Prospectus.

(o) The Guarantees have been duly and validly authorized by the Guarantors and when the Supplemental Indenture is duly executed and delivered by the Guarantors and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the delivery of the Notes to the Underwriters against payment therefor in accordance with the terms hereof, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except that the enforceability of the Guarantors’ obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each Guarantor has all requisite corporate, limited liability company or other power and authority to issue and deliver its respective Guarantee in accordance with and upon the terms and conditions set forth in this Agreement and in the Registration Statement, the Preliminary Prospectus and Prospectus.

(p) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(q) The execution, delivery and performance of this Agreement and the Indenture by the Company and the Guarantors and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the issuance and delivery of the Securities, and the application of the proceeds from the sale of the Securities as described under “Use of proceeds” in each of the Pricing Disclosure Package and the Prospectus will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and that is required to be filed by the Company with the Commission under Item 601 of Regulation S-K, (ii) the provisions of the charter or bylaws (or similar organizational documents) of the Company or any of its subsidiaries or (iii) any law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, in the case of the foregoing clauses (i) and (iii), for such breaches, violations or defaults that would not reasonably be expected to have a Material Adverse Effect.

(r) No consent, approval, authorization or order of, or filing or registration with, any financial institution or any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement or the Indenture by the Company or any Guarantor or the consummation of the transactions contemplated hereby and thereby, including, without limitation, the issuance and delivery of the Securities by the Company and the Guarantors and the application of the proceeds from the sale of the Securities as described under “Use of proceeds” in each of the Pricing Disclosure Package and the Prospectus, except for such consents, approvals, authorizations, registrations or qualifications as have been obtained or may be required under the Exchange Act or under applicable state securities laws in connection with the purchase and sale of the Securities by the Underwriters.

(s) No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(t) The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(u) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus; and, otherwise than as set forth in the Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus, there has not been any change in the capital stock or other equity interests or long-term debt of the Company or any of its subsidiaries, except (i) pursuant to the exercise of options or warrants or pursuant to the issuance of the Company’s common stock, par value $0.01 per share (“Common Stock”), under the Company’s stock incentive plans, (ii) for the issuance and sale of $565,000,000 aggregate principal amount of 10% Senior Notes due 2016 issued by the Company on March 6, 2009 and April 6, 2009 (and the subsidiary guarantees of the Company’s obligations thereunder), (iii) for the issuance and sale of an aggregate of 31,050,000 shares of Common Stock issued by the Company on April 27, 2009, May 7, 2009 and August 12, 2009, (iv) for any borrowings or repayments under the Amended and Restated Credit Agreement dated as of November 6, 2007, among the Company, as borrower, each of the lenders that is a signatory thereto, and JPMorgan Chase Bank, N.A., as administrative agent (as amended, the “Senior Credit Facility”), and (v) for any borrowings under the Company’s short-term credit facility with Wells Fargo Bank, N.A. (as amended, the “Short-Term Credit Facility”), in the ordinary course of business for working capital purposes, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity, results of operations of the Company and its subsidiaries, taken as a whole.

(v) The consolidated financial statements (including the related notes and supporting schedules) of the Company and Pogo Producing Company (“Pogo”) filed as part of the Registration Statement or included or incorporated by reference in the Preliminary Prospectus and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition and results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise stated therein and in the case of unaudited financial statements, subject to year-end audit adjustments; and the pro forma financial information (including the related notes thereto) included or incorporated by reference in the Preliminary Prospectus and the Prospectus complies as to form in all material respects with, and has been prepared in accordance with, the applicable requirements of the Securities Act and the Exchange Act (including without limitation Regulation S-X under the Securities Act), and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Preliminary Prospectus and the Prospectus.

(w) (i) PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and its consolidated subsidiaries, the report of which is incorporated by reference into the Preliminary Prospectus and the Prospectus and which has delivered the initial letter referred to in Section 7(f) hereof, is an independent registered public accounting firm as required by the Securities Act, the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board and was independent with respect to the Company as required by the Securities Act, the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board during the periods covered by the financial statements on which it reported incorporated by reference in the Preliminary Prospectus. (ii) PricewaterhouseCoopers LLP, which has certified certain financial statements of Pogo and its consolidated subsidiaries, the report of which is incorporated by reference into the Preliminary Prospectus and the Prospectus and which has delivered the initial letter referred to in Section 7(g) hereof, is an independent registered public accounting firm as required by the Securities Act, the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board and was independent with respect to Pogo as required by the Securities Act, the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board during the periods covered by the financial statements on which it reported incorporated by reference in the Preliminary Prospectus.

(x) The Company and each subsidiary thereof have good and indefeasible title in fee simple to all real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except (i) royalties, overriding royalties and other burdens under oil and gas leases, (ii) easements, restrictions, rights-of-way and other matters that commonly affect property, (iii) liens securing taxes and other governmental charges, or claims of materialmen, mechanics and similar persons, not yet due and payable, (iv) liens and encumbrances under operating agreements, farm out agreements, unitization, pooling and commutation agreements, declarations and orders, and gas sales contracts, securing payment of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry, (v) liens arising under the Senior Credit Facility and (vi) liens, encumbrances and defects that do not in the aggregate materially affect the value of the real property or materially interfere with the use made or proposed to be made of such real property by the Company. The working interests in oil, gas and mineral leases or mineral interests which constitute a portion of the real property held by the Company reflect in all material respects the right of the Company to explore or receive production from such real property, and the care taken by the Company and its subsidiaries with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices for acquiring or procuring leases and interests therein to explore for hydrocarbons.

(y) The Company and each of the subsidiaries of the Company carry, or are covered by, insurance in such amounts and covering such risks as the Company believes is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

(z) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of the subsidiaries of the Company (i) own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and (ii) have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(aa) Except as described in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely, would have a Material Adverse Effect, or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(bb) No relationship, direct or indirect, exists between or among the Company or any Guarantor on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that would be required to be described in the Pricing Disclosure Package or the Prospectus which is not so described.

(cc) No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(dd) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance in all material respects with its terms and the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur for which the Company and any member of its Controlled Group would have any liability, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each such Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (D) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter to the effect that the form of such Plan satisfies the requirements under Section 401(a) of the Code, and neither the Company nor any member of its Controlled Group has any reason to believe that anything has occurred, whether by action or by failure to act, which would adversely affect such qualification.

(ee) The Company and each of its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, other than those being contested in good faith, those for which reserves have been provided in accordance with GAAP or those currently payable without penalty or interest; and other than as described in the Pricing Disclosure Package and the Prospectus, no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, nor does the Company have any knowledge of any tax deficiency which, if determined adversely, would reasonably be expected to have, a Material Adverse Effect.

(ff) Since the date as of which information is given in the Preliminary Prospectus and the Prospectus, and except as may otherwise be disclosed or contemplated in the Pricing Disclosure Package and the Prospectus, the Company has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(gg) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(hh) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or bylaws (or similar organizational documents), (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject and that is required to be filed by the Company with the Commission under Item 601 of Regulation S-K or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) and (iii) above, for any such defaults or violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(ii) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated, or is in violation of, any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

(jj) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith. The Company has completed its required assessment under Section 404 of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith (collectively “Section 404”) and included such assessment in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “Form 10-K”).

(kk) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors-in-interest) at, upon or from any of the properties now or previously owned or leased by the Company or any of its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, and could not reasonably be expected to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect. There has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have, and could not reasonably be expected to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(ll) The statements set forth in the Preliminary Prospectus and the Prospectus under the caption “Description of notes,” insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “United States federal income tax considerations,” insofar as they purport to describe the provisions of the laws referred to therein, are accurate and complete in all material respects.

(mm) No “significant subsidiary” (as defined in Rule 405 of the Rules and Regulations) of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Pricing Disclosure Package and the Prospectus.

(nn) The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Final Term Sheet, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(j) or 5(a)(vii).

(oo) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in violation of Section 7 of the Exchange Act or any regulation promulgated thereunder. Neither the Company nor any of its subsidiaries owns, and none of the proceeds from the sale of Securities contemplated hereby will be used directly or indirectly to purchase or carry, any “margin stock” as defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System, except for shares of stock of the Company that do not and will not in the aggregate constitute more than 25% of the consolidated total assets of the Company and its subsidiaries.

(pp) The Company and its subsidiaries have not taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in, under the Exchange Act, the rules and regulations of the Commission thereunder (including Regulation M under the Exchange Act), or otherwise, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(qq) The information supplied by the Company to its independent petroleum engineering consultants for purposes of preparing the reserve reports used to calculate estimates of reserves of the Company included in the Registration Statement, Preliminary Prospectus and Prospectus, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the date supplied and was prepared in accordance with customary industry practices. Netherland, Sewell & Associates, Inc. and Ryder Scott Company, independent consulting petroleum engineers, each of which prepared estimates of the extent and value of certain proved oil and natural gas reserves, are independent with respect to the Company.

(rr) There are no contracts or other documents which are required by the Rules and Regulations to be described in the Preliminary Prospectus and Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been described in such Preliminary Prospectus and Prospectus or filed as exhibits to the Registration Statement.

(ss) The Company has not received any written comments from the Commission staff in connection with the Company’s reports under the Exchange Act that remain unresolved.

(tt) On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Pricing Disclosure Package and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged.

2. Purchase of the Securities by the Underwriters. The Company hereby agrees, on the basis of the representations, warranties and agreements of the Underwriters contained herein and subject to all of the terms and conditions set forth herein, to issue and sell to each of the

Underwriters and, upon the basis of the representations, warranties and agreements of the Company and the Guarantors herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 96.6141375% of the principal amount of the Notes, the principal amount of the Notes set forth opposite the name of such Underwriter in Schedule I hereto. The Company shall not be obligated to deliver any of the Notes to be delivered hereunder except upon payment for all of the Notes to be purchased as provided herein.

3. Offering of Securities by the Underwriters. Upon authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions to be set forth in the Prospectus.

4. Delivery of and Payment for the Securities. (a) Delivery to the Underwriters of and payment for the Securities shall be made at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas at 9:00 a.m., Houston time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “Closing Date.” The Securities will be delivered to the Underwriters against payment of the purchase price therefor in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”) and/or by additional definitive securities, and will be registered, in the case of the Global Notes, in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”), and in the other cases, in such names and in such denominations as the Underwriters shall request prior to 8:30 a.m., Houston time, on the second business day preceding the Closing Date. The Notes to be delivered to the Underwriters shall be made available to the Underwriters in Houston for inspection and packaging not later than 11:00 a.m., Houston time, on the business day next preceding the Closing Date.

5. Additional Agreements of the Company, the Guarantors and the Underwriters. (a) The Company and the Guarantors, jointly and severally, agree with each of the Underwriters as follows:

(i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Rules and Regulations not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Closing Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to prepare one or more final term sheets substantially in the form attached hereto as Annex 2 and agreed to by the Representatives and file it with the Commission pursuant to, and within the time period prescribed by, Rule 433; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities (or would be required but for Rule 172 under the Rules and Regulations); to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement, the Prospectus, the Preliminary Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or pursuant to Section 8A of the Securities Act, of any notice from the Commission (pursuant to Rule 401(g)(2) under the Rules and Regulations) objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus, the Preliminary Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement, the Prospectus, the Preliminary Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification or pursuant to Section 8A of the Securities Act, to use promptly all commercially reasonable efforts to obtain its withdrawal;

(ii) To pay the applicable Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Rules and Regulations without regard to the proviso therein;

(iii) To furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith, except in each case to the extent available on the Commission’s EDGAR website;

(iv) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of ratios of earnings to fixed charges), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required (or would be required but for Rule 172 under the Rules and Regulations) at any time after the date hereof in connection with the offering or sale of the Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Pricing

Disclosure Package or the Prospectus was or is delivered (or would have been required to have been delivered but for Rule 172 under the Rules and Regulations), not misleading, or, if for any other reason it shall be necessary to amend or supplement the Pricing Disclosure Package or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Pricing Disclosure Package or the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Pricing Disclosure Package or Prospectus that will correct such statement or omission or effect such compliance;

(v) To file promptly with the Commission any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

(vi) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and to obtain the consent of the Representatives to the filing (such consent not to be unreasonably withheld);

(vii) Not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives and to comply with any requirements of Rule 433 under the Rules and Regulations with respect to each such Issuer Free Writing Prospectus pursuant to the Rules and Regulations;

(viii) To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof, any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(ix) As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Company’s security holders and to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations;

(x) To cooperate with the Underwriters and with counsel for the Underwriters in connection with the qualification of the Securities for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Underwriters may designate and to file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided, that in no event shall the Company or any of the Guarantors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject;

(xi) To apply the net proceeds from the sale of the Securities to be sold hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Prospectus under the caption “Use of proceeds”;

(xii) Not to take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in, under the Exchange Act, the rules and regulations of the Commission thereunder (including Regulation M under the Exchange Act), or otherwise, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities;

(xiii) To comply with all of the terms and conditions of all agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Securities by DTC for “book entry” transfer;

(xiv) For a period of 45 days after the date of the Prospectus Supplement, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of JPMorgan (for the avoidance of doubt, the parties hereto acknowledge that participations in the Senior Credit Facility and similar facilities are not “debt securities” covered by this subparagraph (xiv)); and

(xv) The Company and the Guarantors will do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Securities.

(b) Each Underwriter severally agrees with the Company and each other Underwriter that such Underwriter has not made, and will not make, any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 under the Rules and Regulations) required to be filed with the Commission without the prior consent of the Company and the Representatives (other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities).

6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantors agree to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the authorization, issuance, sale and delivery of the Securities and any stamp duties or other taxes payable in that connection; (ii) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (iii) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (iv) the issuance and delivery by the Company of the Securities; (v) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith (but not, however, legal fees and expenses of counsel to the Underwriters incurred in connection with any of the foregoing); (vi) the preparation of certificates for the Securities; (vii) if necessary, qualification of the Securities under the securities laws of the several jurisdictions as provided in Section 5(a)(x) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (viii) all fees and expenses (including fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by DTC for “book-entry” transfer; (ix) all fees and expenses of the Company and the Guarantors incurred in connection with any roadshow and (x) the performance by the Company and the Guarantors of their other obligations under this Agreement; provided, that, except as provided in this Section 6, Section 9 and Section 12, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, to the performance by the Company and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Final Term Sheet shall have been prepared and timely filed pursuant to Section 5(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing

Prospectus shall have been issued and no proceeding or examination for such purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection under Rule 401(g)(2) under the Rules and Regulations to the use of the form of the Registration Statement.

(b) No Underwriter shall have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Andrews Kurth LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the Securities, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby, shall be reasonably satisfactory in all material respects to Andrews Kurth LLP, counsel for the Underwriters, and the Company and the Guarantors shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Akin Gump Strauss Hauer & Feld LLP shall have furnished to the Underwriters its written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Annex 4.

(e) The Underwriters shall have received from Andrews Kurth LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Underwriters may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) At the time of execution of this Agreement, the Underwriters shall have received from PricewaterhouseCoopers LLP, independent registered public accountant for the Company, a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that it is an independent registered public accounting firm within the meaning of the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) At the time of execution of this Agreement, the Underwriters shall have received from PricewaterhouseCoopers LLP, independent registered public accountant for Pogo, a letter, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that it is an independent registered public accounting firm within the meaning of the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) At the time of execution of this Agreement, the Underwriters shall have received from Netherland, Sewell & Associates, Inc., independent petroleum engineers for the Company, a letter, in form and substance reasonably satisfactory to the Underwriters and their counsel, addressed to the Underwriters and dated the date hereof confirming that, with respect to the Company, they are independent petroleum engineers, and confirming such information related to the proved reserves of the Company as counsel to the Underwriters shall reasonably request.

(i) At the time of execution of this Agreement, the Underwriters shall have received from Ryder Scott Company, independent petroleum engineers for the Company, a letter, in form and substance reasonably satisfactory to the Underwriters and their counsel, addressed to the Underwriters and dated the date hereof confirming that, with respect to the Company, they are independent petroleum engineers, and confirming such information related to the proved reserves of the Company as counsel to the Underwriters shall reasonably request.

(j) With respect to the letter of PricewaterhouseCoopers LLP referred to in paragraph (f) above and delivered to the Underwriters concurrently with the execution of this Agreement (the “PwC initial letter”), the Underwriters shall have received from PricewaterhouseCoopers LLP a letter (the “PwC bring-down letter”) of such accountants, addressed to the Underwriters and dated the Closing Date (i) confirming that it is an independent registered public accounting firm within the meaning of the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the PwC bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the PwC bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the PwC initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the PwC initial letter.

(k) With respect to the letter of PricewaterhouseCoopers LLP referred to in paragraph (g) above and delivered to the Underwriters concurrently with the execution of this Agreement (the “PwC Pogo initial letter”), the Underwriters shall have received from PricewaterhouseCoopers LLP a letter (the “PwC Pogo bring-down letter”) of such accountants, addressed to the Underwriters and dated the Closing Date (i) confirming that it is an independent registered public accounting firm within the meaning of the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the PwC Pogo bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the PwC Pogo bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the PwC Pogo initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the PwC Pogo initial letter.

(l) With respect to the letter of Netherland, Sewell & Associates, Inc. referred to in paragraph (h) above and delivered to the Underwriters concurrently with the execution of this Agreement (the “NSAI initial letter”), the Underwriters shall have received from Netherland, Sewell & Associates, Inc. a letter (the “NSAI bring-down letter”) of such independent petroleum engineers, addressed to the Underwriters and dated the Closing Date (i) confirming that, with respect to the Company, they are independent petroleum engineers, (ii) stating, as of the date of the NSAI bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which information related to proved reserves is given in the Prospectus, as of a date not more than three days prior to the date of the NSAI bring-down letter), the conclusions and findings of such firm with respect to the proved reserves of the Company and other matters covered by the NSAI initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the NSAI initial letter.

(m) With respect to the letter of Ryder Scott Company referred to in paragraph (i) above and delivered to the Underwriters concurrently with the execution of this Agreement (the “Ryder Scott initial letter”), the Underwriters shall have received from Ryder Scott Company a letter (the “Ryder Scott bring-down letter”) of such independent petroleum engineers, addressed to the Underwriters and dated the Closing Date (i) confirming that, with respect to the Company, they are independent petroleum engineers, (ii) stating, as of the date of the Ryder Scott bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which information related to proved reserves in given in the Prospectus, as of a date not more than three days prior to the date of the Ryder Scott bring-down letter), the conclusions and findings of such firm with respect to the proved reserves of the Company and other matters covered by the Ryder Scott initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the Ryder Scott initial letter.

(n) The Company shall have furnished to the Underwriters a certificate, dated the Closing Date, of its Executive Vice President, General Counsel and Corporate Secretary and its Executive Vice President and Chief Financial Officer stating that:

(i) As of the Closing Date, the representations and warranties of the Company and the Guarantors in Section 1 are true and correct in all material respects, unless otherwise qualified by materiality, in which case such representations and warranties are true and correct, and at or prior to the Closing Date, the Company and the Guarantors have performed in all material respects all of their obligations hereunder to be performed at or prior to the Closing Date, unless otherwise qualified by materiality, in which case the Company and the Guarantors have performed such obligations; and

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose or pursuant to Section 8A under the Securities Act have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(o) (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries (except (A) pursuant to the exercise of options or warrants or pursuant to the issuance of Common Stock under the Company’s stock incentive plans, (B) for the issuance and sale of $565,000,000 aggregate principal amount of 10% Senior Notes due 2016 issued by the Company on March 6, 2009 and April 6, 2009 (and the subsidiary guarantees of the Company’s obligations thereunder), (C) for the issuance and sale of an aggregate of 31,050,000 shares of Common Stock issued by the Company on April 27, 2009, May 7, 2009 and August 12, 2009 and (D) for any borrowings or repayments under the Senior Credit Facility and the Short-Term Credit Facility) or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Preliminary Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(p) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(q) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or state authorities; (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(r) The Securities shall be eligible for clearance and settlement through DTC.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Representations, Warranties and Agreements of Underwriters. Each Underwriter, severally and not jointly, agrees with the Company that:

(a) In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), it has not made and will not make an offer of the Securities to the public in that Relevant Member State that would require the publication or approval of a prospectus in relation to the Securities in that Relevant Member State, or where appropriate, another Relevant Member State; but subject to such restriction, it may make an offer of Securities to the public in that Relevant Member State at any time: (i) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (ii) to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (iii) in any other circumstances that do not require the publication by the Company or any Guarantor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this Section 8(a), the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(b) It will comply with applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities, or has in its possession or distributes any Free Writing Prospectus, any Preliminary Prospectus or the Prospectus.

(c) It has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors.

(d) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

9. Indemnification and Contribution.

(a) The Company and each Guarantor, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Underwriter or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Prospectus, the Registration Statement, the Prospectus, the Pricing Disclosure Package or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any “issuer information” (as defined in Rule 433 under the Rules and Regulations) in any “free writing prospectus” (as defined in Rule 405 under the Rules and Regulations) with respect to the use of which the Company has given its consent (“Permitted Issuer Information”) that is used or referred to by any Underwriter, (D) any “road show” (as defined in Rule 433 under the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement, the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 9(e). The foregoing indemnity agreement is in addition to any liability which the Company or the Guarantors may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and the Guarantors, their respective directors, officers and employees and each person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or the Guarantors or any such director, officer, employee or controlling person may become subject, under the Rules and Regulations or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 9(e), and shall reimburse the Company or the Guarantors and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company or the Guarantors or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or the Guarantors or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under paragraph (a) or (b) of this Section 9 except to the extent it has been materially prejudiced by such failure; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under paragraph (a) or (b) of this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of the indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party shall have failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded (based on advice of counsel to the indemnified party) that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. Any such separate counsel for any Underwriter, its directors, officers, employees and any controlling persons of such Underwriter shall be designated in writing by JPMorgan, and any such separate counsel for the Company, the Guarantors, their directors, officers, employees and any controlling persons of the Company and the Guarantors shall be designated in writing by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 9 shall for any reason be unavailable to, or insufficient to hold harmless, an indemnified party under Section 9(a) or 9(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company and the Guarantors, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Securities underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 9(d) are several in proportion to their respective underwriter obligations and not joint.

(e) The Underwriters severally confirm, and the Company and each Guarantor acknowledge and agree, that the statements regarding the concession and reallowance figures appearing in the third paragraph, and the information relating to stabilization by the Underwriters in the ninth paragraph, appearing under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus, are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto or in any Non-Prospectus Road Show.

10. Defaulting Underwriters. If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriter(s) shall be obligated to purchase the Securities which the defaulting Underwriter(s) agreed but failed to purchase on the Closing Date in the respective proportions which the number of the Securities set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of the Securities set forth opposite the names of all of the remaining non-defaulting Underwriter(s) in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriter(s) shall not be obligated to purchase any of the Securities on the Closing Date if the total amount of Securities which the defaulting Underwriter(s) agreed but failed to purchase on such date exceeds 9.09% of the total amount of Securities to be purchased on the Closing Date, and no remaining non-defaulting Underwriter(s) shall be obligated to purchase more than 110% of the amount of Securities which it agreed to purchase on the Closing Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriter(s), or those other underwriters satisfactory to the remaining non-defaulting Underwriter(s), shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all of the Securities to be purchased on the Closing Date. If the remaining non-defaulting Underwriter(s) or other underwriters satisfactory to the remaining non-defaulting Underwriter(s) do not elect to purchase the Securities which the defaulting Underwriter(s) agreed but failed to purchase on the Closing Date, the rights and obligations of the parties under this Agreement with respect to the purchase and sale of the Securities shall terminate without liability on the part of any non-defaulting Underwriter or the Company or the Guarantors, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 12. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or the Guarantors for damages caused by its default. If other Underwriters are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

11. Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 7(o), 7(p) or 7(q) shall have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

12. Reimbursement of Underwriters’ Expenses. If the Company shall fail to tender the Securities for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or the Guarantors to perform any agreement on their part to be performed, or because any other condition of the obligations hereunder required to be fulfilled by the Company or the Guarantors is not fulfilled for any reason, the Company or the Guarantors will reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company or the Guarantors shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company or the Guarantors shall not be obligated to reimburse any Underwriter on account of those expenses.

13. Research Analyst Independence. Each of the Company and the Guarantors acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. Each of the Company and the Guarantors hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or the Guarantors may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Guarantors by such Underwriters’ investment banking divisions. Each of the Company and the Guarantors acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14. No Fiduciary Duty. Each of the Company and the Guarantors acknowledges and agrees that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, the Guarantors and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to any of the Company or the Guarantors, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company and the Guarantors, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company or the Guarantors shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Guarantors. Each of the Company and the Guarantors hereby waives any claims that the Company or the Guarantors may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

15. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Lawrence Landry (Fax: 212-270-1063);

(b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: John Wombwell, Esq. (Fax: (713) 579-6231); with a copy to Michael Dillard, Esq., Akin Gump Strauss Hauer Feld LLP, 1111 Louisiana St., 44th Floor, Houston, Texas 77002 (Fax: (713) 236-0822).

The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by JPMorgan.

16. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 9(b) of this Agreement shall be deemed to be for the benefit of the directors, officers and employees of the Company and the Guarantors and any person controlling the Company or any Guarantor within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

18. Definition of the Terms “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “subsidiary” has the meaning set forth in Rule 405 under the Rules and Regulations.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the agreement among the Company, the Guarantors and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

PLAINS EXPLORATION & PRODUCTION COMPANY

By:	/s/ Winston M. Talbert
Name:	Winston M. Talbert
Title:	Executive Vice President & Chief Financial Officer

ARGUELLO INC.
LATIGO PETROLEUM, INC.
PLAINS ACQUISITION CORPORATION
PLAINS RESOURCES INC.
POGO PARTNERS, INC.

By:	/s/ Winston M. Talbert
Name:	Winston M. Talbert
Title:	Vice President & Treasurer

POGO PRODUCING COMPANY LLC
	By:	PXP Gulf Coast LLC, its sole member
		By:	Plains Exploration & Production Company, its sole member
PXP AIRCRAFT LLC
	By:	Plains Exploration & Production Company, its sole member
PXP GULF COAST LLC
	By:	Plains Exploration & Production Company, its sole member
PXP LOUISIANA L.L.C.
	By:	Pogo Producing Company LLC, its sole member
		By:	PXP Gulf Coast LLC, its sole member
			By:	Plains Exploration & Production Company, its sole member
PXP LOUISIANA OPERATIONS LLC
	By:	PXP Louisiana L.L.C., its sole member
		By:	Pogo Producing Company LLC, its sole member
			By:	PXP Gulf Coast LLC, its sole member
				By:	Plains Exploration & Production Company, its sole member

By:	/s/ Winston M. Talbert
Name:	Winston M. Talbert
Title:	Executive Vice President & Chief Financial Officer

Signature Page to Underwriting Agreement

Accepted:

J.P. Morgan Securities Inc. for itself and on behalf of the several Underwriters named in Schedule I hereto, other than the other Representatives

By:	/s/ Geoff Benson
Authorized Representative

Banc of America Securities LLC

By:	/s/ Lex Maultsby
Authorized Representative

Barclays Capital Inc.

By:	/s/ Paul Cugno
Authorized Representative

BMO Capital Markets Corp.

By:	/s/ Thomas D. Dale
Authorized Representative

Morgan Stanley & Co. Incorporated

By:	/s/ Peter C. Bowden
Authorized Representative

Signature Page to Underwriting Agreement

SCHEDULE I

PURCHASED AMOUNTS

Underwriter	Principal Amount
J.P. Morgan Securities Inc.	$120,000,000
Banc of America Securities LLC	30,000,000
Barclays Capital Inc.	30,000,000
BMO Capital Markets Corp.	30,000,000
Morgan Stanley & Co. Incorporated	30,000,000
BNP Paribas Securities Corp.	30,000,000
TD Securities (USA) LLC	30,000,000
Citigroup Global Markets Inc.	28,000,000
RBS Securities Inc.	24,000,000
Scotia Capital (USA) Inc.	24,000,000
Wells Fargo Securities, LLC	24,000,000
Total	$400,000,000

S-I-1

ANNEX 1

ISSUER FREE WRITING PROSPECTUS

Pricing Term Sheet dated September 8, 2009

A-1-1

ANNEX 2

FINAL TERM SHEET

[See attached]

A-2-1

ANNEX 3

SUBSIDIARIES

Subsidiary Guarantors

Arguello Inc.	Pogo Producing Company LLC*
Latigo Petroleum, Inc.	PXP Aircraft LLC
Plains Acquisition Corporation	PXP Gulf Coast LLC*
Plains Resources Inc.	PXP Louisiana L.L.C.*
Pogo Partners, Inc.	PXP Louisiana Operations LLC

Non-Guarantor Domestic Subsidiaries

Arroyo Grande Land Co. LLC	Montebello Land Company LLC
Cane River Development LLC	Pogo New Zealand Holdings, LLC
Lompoc Land Company LLC

Non-Subsidiaries (as defined in the Indenture)

Gaviota Gas Plant Company [69.3% general partner interest]	Point Arguello Pipeline Company [69.3% general partner interest]
Nuevo Energy Company [wholly owned domestic subsidiary]	Point Arguello Terminal Company [69.3% general partner interest]
Point Arguello Natural Gas Line Company [69.3% general partner interest]	Sepulveda Oil and Gas Company [50% owned domestic subsidiary]

Non-Guarantor Foreign Subsidiaries

Plains Vietnam Ltd.	Pogo New Zealand
Pogo Alberta, ULC
Pogo Finance, ULC

*	“significant subsidiary” (as defined in Rule 405 under the Rules and Regulations)

A-3-1

ANNEX 4

FORM OF LEGAL OPINION OF COMPANY COUNSEL

[See attached]

A-4-1